Exhibit 99.1

AMENDED AND RESTATED TERMINATION SEVERANCE AGREEMENT

       AMENDED AND RESTATED TERMINATION SEVERANCE AGREEMENT dated April 13, 2012  between Tii Network Technologies, Inc., a Delaware corporation (together with its subsidiaries, the "Company"), and Stacey L. Moran,  an individual ("Employee").

W I T N E S S E T H:

       WHEREAS, Employee has been hired as a valuable key employee of the Company;

       WHEREAS, the Company and Employee have entered into a Termination Severance Agreement dated September 16, 2011, which sets forth in writing certain agreements between them in the event of the termination of the employment of Employee by the Company under certain circumstances and :

       WHEREAS, the Company and the Employee wish to amend certain terms thereof and restate in full the Termination Severance Agreement, as amended (the “Agreement”),

       NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee hereby agree as follows:

       1.           Employee at Will.

       The Company and Employee hereby acknowledge and agree that Employee is an employee at will, and that the Company may terminate the employment of Employee at any time for any reason or for no reason whatsoever.

       2.           Severance Payments Upon Termination other than for Cause.

       (a)           In the event that (i) the Company shall terminate the employment of Employee for any reason other than (A) for Cause, as such term is defined below, or (B) if Employee’s employment is terminated as a result of the death of Employee or (ii) Employee shall voluntary terminate Employee’s employment with the Company but only for Good Reason, as defined below (a “Termination Event”), the Company will pay Employee an amount equal to the amount of Employee’s base salary, at the per annum rate in effect on the Termination Date (as such term is defined below), that would have been paid to the Employee if Employee’s employment had continued from the Termination Date until the day immediately preceding the twelve month anniversary of the Termination Date (the “Severance Period”), less the Required Deductions as defined below (the “Severance Payments”), to be paid at the times described in the following sentence.  Except as otherwise provided in Section 11 below, such payments shall be made in substantially equal installments at the time of the Company’s regular pay intervals for its executive officers (but no less frequently than monthly), with the first installment to be paid on the first regularly scheduled payroll date on or after the sixtieth (60th) day after the Termination Date and the remaining installments to be made on each subsequent payroll date for twelve months.

       (b)           Upon a Termination Event, the Company, to the extent permitted under the terms of its group insurance plans, shall continue, at the Company’s cost, to maintain, the Company’s then existing group medical and other insurance for Employee and (to the extent then participating therein) his family during the Severance Period.  Except as otherwise provided in Section 11 below, any payments to be provided to, or on behalf of, Employee or Employee’s family pursuant to the preceding sentence shall be provided at such time(s) as required to provide the applicable coverage, but in no event less frequently than monthly.  If not so permitted then, if Employee shall elect to maintain, for himself and/or his family, group medical insurance pursuant to the federal “COBRA” law, presently 29 U.S.C. sec. 1161 et. seq., subject to Section 2(d) below, the Company will reimburse Employee for, or, at the Company’s option, the Company will pay directly, all premium costs associated therewith for the Severance Period for coverage for him and his family under the Company’s group medical insurance in effect on the Termination Date (after which the Company will allow Employee to continue such coverage at Employee’s own expense for the remainder of any COBRA continuation period pursuant to applicable law). Furthermore, any stock option granted to Employee which has not, by its express terms, vested shall be deemed to have vested upon the occurrence of a Termination Event  or a “Change in Control” and, in the case of a Termination Event (but not in the case of a “Change in Control”), the exercise period under any such stock option shall be extended to a date which is the fifteenth (15th) day of the third month following the date on which, or, if later, December 31 of the calendar year in which, the stock option otherwise would have expired in accordance with the terms of such option but, in no event after the last day of the scheduled term of such option or, if earlier, the tenth (10th) anniversary of the original date of grant of such option.

       (c)           The Company shall withhold, and the payments otherwise payable to Employee hereunder shall be reduced by, all applicable federal, state and local taxes, FICA, unemployment compensation taxes and other taxes, assessments and withholdings required by applicable law to be withheld (the “Required Deductions”).

       (d)           In no event, however, will Employee be entitled to receive any rights, amounts, or benefits under this Agreement unless (i) Employee executes and delivers to the Company a Release and Covenant Not to Sue in the form annexed hereto as Exhibit “A” (or such other similar form as may be reasonably required by the Company in order to comply with applicable law, including with respect to job termination programs) which is not revoked by Employee and (ii) Employee is not in violation of any of the terms and provisions of this Agreement.  Such release must be executed by the Employee, delivered to the Company and effective no later than the sixtieth (60th) day after the Termination Date; and the Employee shall forfeit her entitlement to receive any rights, amounts, or benefits under this Agreement with respect to her cessation of employment if such requirements as to execution, delivery and effectiveness are not timely satisfied. Notwithstanding any provision of Section 2(b)

above, until the sixtieth (60th) day after the Termination Date, the Employee shall be required to pay all applicable premiums to continue coverage under any applicable plan and, subject to the immediately preceding sentence and except as provided in Section 11 below, the Company will reimburse the Employee for such premiums on the sixtieth (60th) day after the Termination Date.

       (e)           Employee will not be required to mitigate the amount of any Severance Payments to which he might be entitled hereunder.

       (f)           The term "cause" shall mean (i) a willful refusal or willful failure by Employee to perform any duties consistent with his present position with the Company which is not cured within 14 days after notice of such breach shall have been given to Employee by the Company (or within 30 days after such notice if such breach shall not be curable within 14 days after such notice and Employee shall, at all times, diligently pursue the cure of such breach within such 30-day period), (ii) the commission by Employee of an act involving moral turpitude, dishonesty, theft, misappropriation of assets, or unethical business conduct, in each case which materially impairs or harms the reputation, or is otherwise to the material detriment, of the Company, or any of its subsidiaries or affiliated corporations, or which could reasonably be expected to do so, (iii) the possession or use of illegal drugs or prohibited substances, (iv) excessive drinking which impairs Employee's ability to perform his duties and responsibilities hereunder, (v) the conviction of Employee of, or the pleading of nolo contendere by Employee to, any felony, or a misdemeanor involving any of the acts referred to in clause (e)(ii) above, or (vi) a breach by Employee of Employee’s Employee (Confidentiality) Agreement, dated September 16, 2011, as same may hereinafter be amended, or a breach by Employee of any of the Company’s Codes of Ethics, in either case which is not cured within 14 days after notice of such breach shall have been given to Employee by the Company (or within 30 days after such notice if such breach shall not be curable within 14 days after such notice and Employee shall, at all times, diligently pursue the cure of such breach within such 30-day period).

       (g)           The term “Good Reason” shall mean any of the following conditions or events which condition(s) or event(s) remain in effect thirty (30) days after written notice is provided by Employee to the Company detailing such condition or event: (i) the assignment by the Company or an affiliate of the Company to Employee of any duty substantially adverse and inconsistent with the position in the Company presently held by Employee or a significant adverse alteration in the nature or status of Employee’s responsibilities or conditions of employment from those currently in effect, provided, however, that a mere change in job title which does not result in the assignment to Employee of substantially adverse and inconsistent duties or which does not constitute a significant alternation in the nature or status of Employee’s responsibilities or conditions of employment shall not constitute “Good Reason;”  (ii) the Company reduces Employee’s annual salary or fails to pay or provide any material item of compensation or benefits when due or (iii) the Company requires Employee to relocate her principal place of employment by more than 50 miles from its current location.

       (h)           The term “Termination Date” shall mean the date on which Employee experiences a "separation from service," within the meaning of Section 409A of the Code, where it is reasonably anticipated that no further services will be performed by Employee after such date or that the level of bona fide services Employee would perform after that date (whether as an employee or independent contractor) would permanently decrease to no more than 20 percent of the average level of bona fide services performed by Employee over the immediately preceding 36-month period (or, if lesser, Employee’s period of service).

       (i)           The term “Change in Control” should mean, and shall be deemed to have occurred upon, the occurrence of (A) the sale by the Company of all or substantially all of its assets to any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), (B) the consolidation or merger of the Company with any person as a result of which merger the persons who were the stockholders of the Company immediately prior to such consolidation or merger do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the consolidated or merged company’s then outstanding voting securities or (C) a tender offer, merger, consolidation, sale of assets, sale of stock of the Company or contested election or any combination of the foregoing transactions in which the persons who were directors of the Company immediately before such transaction cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

       4.           Representations.

       (a)           Employee represents and warrants that he has full authority and legal capacity to execute and deliver this Agreement and perform his duties and obligations hereunder, that he has duly executed this Agreement, and that he is not under any contractual, legal or other restraint or prohibition that would restrict, prohibit or prevent Employee from performing this Agreement and his duties and obligations hereunder.

       (b)           Employee acknowledges that he is free to seek advice from independent counsel with respect to this Agreement.  Employee has obtained such advice and is not relying on any representation or advice from the Company or any of its officers, directors, attorneys, or other representatives regarding this Agreement, its contents or effect.

       (c)           The Company represents and warrants that it has full corporate power and authority to execute and deliver this Agreement and perform its duties and obligations hereunder, that it has duly executed this Agreement, and that it is not under any contractual, legal or other restraint or prohibition that would restrict, prohibit or prevent Employer from performing this Agreement and his duties and obligations hereunder.

       5.           Assignability.

       This Agreement may not be assigned by Employee and all of its terms and conditions shall be binding upon and inure to the benefit of Employee and his heirs, executors, administrators, legal representatives and assigns.  This Agreement may be assigned, in whole or in part, by the Company and shall be binding upon and inure to the benefit of the Company, its successors and assigns.  Successors of the Company shall include, without limitation, any corporation or other entity acquiring directly or indirectly all or a substantial part of the business of the Company whether by merger, consolidation, tender, exchange or other stock acquisition, purchase, lease or other acquisition of all or substantially all of its assets, or otherwise, and such successor shall thereafter be deemed the "Company" for purposes hereof.

       6.         Notices.

       Except as otherwise expressly provided, any notice, request, demand or other communication permitted or required to be given under this Agreement shall be in writing, shall be sent by one of the following means to Employee at the Employee’s last address on the payroll records of the Company, and to the Company at its principal executive offices, presently 141 Rodeo Drive, Edgewood, New York 11717, Attention: President (or to such other address as shall be designated hereunder by notice to the other party to receive such notice) and shall be deemed conclusively to have been given: (a) on the first business day following the day timely deposited for overnight delivery with Federal Express (or other equivalent national overnight courier service) or United States Express Mail; (b) on the fifth business day following the day duly sent by certified or registered United States mail, return receipt requested; or (c) when otherwise actually received by the addressee on a business day (or on the next business day if received after the close of normal business hours or on any non-business day), in each case with postage and delivery charges prepaid by the sender.

       7.           Waivers, No Cumulative Rights, Etc.

       Each and every modification and amendment of this Agreement shall be in writing and signed by the parties hereto, and any waiver of, or consent to any departure from, any term or provision of this Agreement shall be in writing and signed by the party granting the waiver or consent.  Any waiver or consent from either party respecting any term or provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent.  The failure or delay of either party at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to, any term or provision of this Agreement in no manner shall affect that party's right at a later time to enforce any such term or provision.

       8.           Interpretation, Headings.

       The parties acknowledge and agree that the terms and provisions of this Agreement have been negotiated, shall be construed fairly as to all parties hereto, and shall not be construed in favor of or against any party (regardless of the party causing the drafting of this Agreement).  The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

       9.           Severability.

       The invalidity or unenforceability of any provision of this Agreement shall not affect, impair or invalidate any other provision of this Agreement.

       10.         Counterparts; Facsimile Signatures; New York Governing Law; Amendments, Entire Agreement.

       This Agreement may be executed in two counterpart copies, each of which may be executed by only one of the parties hereto, but both of which, when taken together, shall constitute a single agreement binding upon the parties hereto. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws that would defer to the substantive laws of another jurisdiction.  This Agreement contains the entire agreement of the parties and supersedes all prior representations, agreements and understandings, oral or otherwise, between the parties with respect to the matters contained herein.

       11.         409A Omnibus Provision.

       Notwithstanding any other provision of this Agreement, it is intended that any payment or benefit which is provided pursuant to or in connection with this Agreement which is considered to be deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), shall be paid in a manner as would avoid the unfavorable tax consequences provided under Section 409A of the Code for non-compliance therewith.  If Employee is a “specified employee” (as defined in Section 409A of the Code), then payment of any amount or provision of any benefit under this Agreement which is considered deferred compensation subject to Section 409A of the Code shall be deferred for six (6) months after termination of Employee’s employment or, if earlier, until Employee’s death, as required by Section 409A(a)(2)(B)(i) of the Code (the “409A Deferral Period”).  The payments that otherwise would have been made in the 409A Deferral Period shall be accumulated and paid in a lump sum on the first day of the month immediately following the end of the 409A Deferral Period, and the balance of the payments shall be made as otherwise scheduled.  None of the Company, any of its affiliates, or any of their officers, directors, employees or representatives shall be liable to the Employee for any interest, taxes or penalties resulting from non-compliance with Section 409A of the Code.

IN WITNESS WHEREOF, the Company and Employee have signed this Agreement on the date set forth on the first page of this Agreement.

TII NETWORK TECHNOLOGIES, INC.

By:	/s/ Brian J. Kelley
Print Name: Brian J. Kelley
Print Title: President

/s/ Stacey L. Moran
Stacey L. Moran

Exhibit A

Release and Covenant Not to Sue

                             ________________, 20[__]

[NAME]
[Address]

       Re:           Separation from Employment

Dear [NAME]:

       This letter (“Agreement”) sets forth the agreement reached concerning the termination of your employment with Tii Network Technologies, Inc. (the “Company”), including its current and former parents, subsidiaries and affiliated entities, and their respective current and former successors, assigns, representatives, agents, attorneys, shareholders, officers, directors and employees, both individually and in their official capacities (collectively known as the “Company”).

       1.   Your employment with the Company will terminate effective __________, 20[__].  The Company will also provide you with a lump-sum payment, less applicable withholdings and deductions, which represents the value of your accrued unused vacation, if any.  You acknowledge and agree that your employment with the Company ends for all purposes on _________________, 20[__].

       2.   In addition, in consideration for signing this Agreement and in exchange for the promises, covenants and waivers set forth herein, the Company will, provided you have executed and delivered this Agreement and have not revoked this Agreement, in either case as set forth below, provide you with the Severance Payments (net of Required Deductions), pursuant to, and as such terms are defined in, and the benefits provided in, Section 2 of that certain Severance Agreement between you and the Company, dated [DATE] (the “Severance Agreement”).

       3.   In consideration of the payment described in paragraph 2 above, and for other good and valuable consideration, you hereby release and forever discharge, and by this instrument release and forever discharge, the Company from all debts, obligations, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, judgments, damages, expenses, claims or demands, in law or in equity, which you ever had, now have, or which may arise in the future, regarding any matter arising on or before the date of your execution of this Agreement, including but not limited to all claims (whether known or unknown) regarding your employment at or termination of employment from the Company, any contract (express or implied), any claim for equitable relief or recovery of punitive, compensatory, or other damages or monies, attorneys’ fees, any tort, and all claims for alleged discrimination based upon age, race, color, sex, sexual orientation, marital status, religion, national origin, handicap, disability, or retaliation, including any claim, asserted or unasserted, which could arise under Title VII of the Civil Rights Act of 1964; the Equal Pay Act of 1963; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act of 1990; the Americans With Disabilities Act of 1990; the Civil Rights Act of 1866, 42 U.S.C. § 1981; Employee Retirement Income Security Act of 1974; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1991; the Worker Adjustment and Refraining Notification Act of 1988; the New York State Human Rights Law; the New York City Human Rights Law; and any other federal, state or local laws, rules or regulations, whether equal employment opportunity laws, rules or regulations or otherwise, or any right under any pension, welfare, or stock plans, provided, however, that there shall be expressly excluded from this Release and Covenant Not to Sue any and all claims that may arise under the Severance Agreement.  This Agreement may not be cited as, and does not constitute any admission by the Company of, any violation of any such law or legal obligation with respect to any aspect of your employment or termination therefrom.

       4.   You represent and agree that you have not filed any lawsuits against the Company or filed or caused to be filed any charges or complaints against the Company with any municipal, state or federal agency charged with the enforcement of any law.  Pursuant to and as a part of your release and discharge of the Company, as set forth herein, with the sole exception of your right to bring a proceeding pursuant to the Older Workers Benefit Protection Act to challenge the validity of your release of claims pursuant to the Age Discrimination in Employment Act, you agree, not inconsistent with EEOC Enforcement Guidance On Non-Waivable Employee Rights Under EEOC-Enforced Statutes dated April 11, 1997 and, to the fullest extent permitted by law, not to sue or file a charge, complaint, grievance or demand for arbitration against the Company in any forum or assist or otherwise participate willingly or voluntarily in any claim, arbitration, suit, action, investigation or other proceeding of any kind which relates to any matter that involves the Company, and that occurred up to and including the date of your execution of this Agreement, unless required to do so by court order, subpoena or other directive by a court, administrative agency, arbitration panel or legislative body, or unless required to enforce this Agreement.  To the extent any such action may be brought by a third party, you expressly waive any claim to any form of monetary or other damages, or any other form of recovery or relief in connection with any such action.  Nothing in the foregoing paragraph shall prevent you (or your attorneys) from (i) commencing an action or proceeding to enforce the Severance Agreement or (ii) exercising your right under the Older Workers Benefit Protection Act of 1990 to challenge the validity of your waiver of ADEA claims set forth in paragraph 3 of this Agreement.

       5.   You represent, warrant and acknowledge that the Company owes you no wages, commissions, bonuses, sick pay, personal leave pay, severance pay, vacation pay or other compensation or benefits or payments or form of remuneration of any kind or nature, other than that specifically provided for in this Agreement.

       6.   Neither you nor the Company will disparage or criticize the other, or issue any communication, written or otherwise, that reflects adversely on or encourages any adverse action against the other, including, without limitation, disclosing any claims that have been or could have been raised against the other, except if testifying truthfully under oath pursuant to any lawful court order or subpoena or otherwise responding to or providing disclosures required by law.

       7.   You hereby acknowledge that you will continue to be bound by your Employee (Confidentiality) Agreement, dated [_______________], between you and the Company, as same has been amended.  You hereby confirm that you have delivered to the Company and retained no copies of any written materials, data, software, files, records and documents (including those that are electronically stored) made by you or coming into your possession during the course of your employment with the Company that related to the business of the Company or any subsidiary of the Company.  You further confirm that you have delivered to the Company any and all property (including, without limitation, Company credit cards) and equipment of the Company (including, without limitation, laptop and other computers, etc.) which may have been in your possession.

       8.   Upon service on you, or anyone acting on your behalf, of any subpoena, order, directive or other legal process requiring you to engage in conduct encompassed within paragraphs 6 or 7 of this Agreement, you or your attorney shall immediately notify the Company of such service and of the content of any testimony or information to be provided pursuant to such subpoena, order, directive or other legal process and within two (2) business days send to the President of the Company via overnight delivery (at the Company’s expense) a copy of said documents served upon you.

       9.   You agree that you will reasonably assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations or proceedings relate to services performed or required to be performed by you, pertinent knowledge possessed by you, or any act or omission by you.  You further agree to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this paragraph.

       10.   This Agreement and the provisions of your Severance Agreement setting forth your obligations following your termination of employment constitute the entire agreement between the Company and you, and supersedes and cancels all prior and contemporaneous written and oral agreements between the Company and you.  You affirm that, in entering into this Agreement, you are not relying upon any oral or written promise or statement made by anyone at any time on behalf of the Company.

       11.   This Agreement is binding upon the parties hereto and theft successors, assigns, heirs, executors, administrators and legal representatives.

       12.   If any of the provisions, terms or clauses of this Agreement is declared illegal, unenforceable or ineffective in a legal forum, those provisions, terms and clauses shall be deemed severable, such that all other provisions, terms and clauses of this Agreement shall remain valid and binding upon both parties.

       13.   Without detracting in any respect from any other provision of this Agreement:

            a.           You, in consideration of the payments and benefits provided to you as described in paragraph 2 of this Agreement, agree and acknowledge that this Agreement constitutes a knowing and voluntary waiver of all rights or claims you have or may have against the Company as set forth herein, arising on or before the date of your execution of this Agreement, including, but not limited to, all rights or claims arising under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), including, but not limited to, all claims of age discrimination in employment and all claims of retaliation in violation of the ADEA; and you have no physical or mental impairment of any kind that has interfered with your ability to read and understand the meaning of this Agreement or its terms, and that you are not acting under the influence of any medication or mind-altering chemical of any type in entering into this Agreement.

   b.           You understand that, by entering into this Agreement, you do not waive rights or claims that may arise after the date of your execution of this Agreement, including without limitation any rights or claims that you may have to secure enforcement of the terms and conditions of this Agreement.

   c.           You agree and acknowledge that the consideration provided to you under Section 2 of this Agreement is in addition to anything of value to which you are already entitled.

   d.           The Company hereby advises you to consult with an attorney prior to executing this Agreement.

   e.           You acknowledge that you were informed that you had at least twenty-one (21) [forty-five (45) for group terminations] days in which to review and consider this Agreement, and to consult with an attorney regarding the terms and effect of this Agreement.

14.   The Company agrees that you may revoke this Agreement within seven (7) days from the date you sign this Agreement, in which case this Agreement shall be null and void and of no force or effect on either the Company or you.  Any revocation must be in writing and received by the Company by 5:00 p.m. on or before the seventh day after this Agreement is executed by you.  Such revocation must be sent to the undersigned at the Company.

15.   This Agreement may not be changed or altered, except by a writing signed by the Company and you.  This Agreement is entered into in the State of New York, and the laws of the State of New York will apply to any dispute concerning it, excluding the conflict-of-law principles thereof that would defer to the laws of another jurisdiction.

YOU EXPRESSLY ACKNOWLEDGE, REPRESENT, AND WARRANT THAT YOU HAVE READ THIS AGREEMENT CAREFULLY; THAT YOU FULLY UNDERSTAND THE TERMS, CONDITIONS, AND SIGNIFICANCE OF THIS AGREEMENT; THAT THE COMPANY HAS ADVISED YOU TO CONSULT WITH AN ATTORNEY CONCERNING THIS AGREEMENT; THAT YOU HAVE HAD A FULL OPPORTUNITY TO REVIEW THIS AGREEMENT WITH AN ATTORNEY; THAT YOU UNDERSTAND THAT THIS AGREEMENT HAS BINDING LEGAL EFFECT; AND THAT YOU HAVE EXECUTED THIS AGREEMENT FREELY, KNOWINGLY AND VOLUNTARILY.

PLEASE READ CAREFULLY. THIS AGREEMENT HAS IMPORTANT LEGAL CONSEQUENCES.

                 TII NETWORK TECHNOLOGIES, INC.

                 By:___________________________________________
                 Name: xxxxxxxxxxxxxxxxxx
                 Title: xxxxxxxxxxxxxx

Date: _________________ 20[__]

AGREED:

_____________________________________________________
Name:

Date:________________

STATE OF                                           )
             ) SS:
COUNTY OF                                      )

On this____ day of ___________ 20[__] before me personally came ________________, to me known to be the individual described in the foregoing instrument, who executed the foregoing instrument in my presence, and who duly acknowledged to me that he executed the same.

______________________________________________________
Notary Public

You must sign and return this Agreement to the Company no later than 5:00 p.m. on the 21st day following receipt of this document or irrevocably lose the opportunity to receive the consideration detailed herein.